UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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Enterprise Financial Services Corp.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ENTERPRISE FINANCIAL SERVICES CORP

150 N. MERAMEC

CLAYTON, MISSOURI 63105

To be held on

April 21, 2004

To the Shareholders of Enterprise Financial Services Corp:

Notice is hereby given that the Annual Meeting of Shareholders of Enterprise Financial Services Corp (the “Company”) will be held at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, April 21, 2004, at 4:00 p.m. Central Standard time, for the following purposes:

1.	To elect 18 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

2.	To consider and act upon ratification of the selection of KPMG LLP as independent accountants for the year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 10, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ Karen K. Sher
Karen K. Sher, Secretary

Clayton, Missouri March 23, 2004

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

PROXY STATEMENT

ENTERPRISE FINANCIAL SERVICES CORP

150 N. Meramec

Clayton, Missouri 63105

This Proxy Statement is furnished to the shareholders of Enterprise Financial Services Corp (the “Company”) by the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on April 21, 2004, at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141 or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. The Board of Directors of the Company solicits the proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock, par value $.01 (the “Common Stock”), registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders of the Company commenced on or about March 23, 2004.

Only holders of Common Stock of record at the close of business on March 10, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding and entitled to be voted 9,670,532 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants and approval of any other proposal which may be brought before the meeting each requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the matter. An abstention from voting on a matter by a stockholder present in person or by proxy will have no effect on the election of directors but will have the same legal effect as a vote against any other proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present and entitled to vote on the proposal.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board’s director nominees and FOR the ratification of the recommended independent accountants.

Any proxy may be revoked at any time before it is voted by a written notice to the Secretary of the Company sent to the address shown below, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. The Company’s corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

The date of this Proxy Statement is March 23, 2004

ELECTION OF DIRECTORS—Proposal No. 1

The Board of Directors has nominated for election the 18 persons named below. All of the nominees are currently members of the Board of Directors. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”), formerly Enterprise Bank.

There are no family relationships between or among any directors or executive officers of the Company, other than Robert E. Guest, Jr. who is the son-in-law of Ronald E. Henges, both of whom are members of the Board of Directors. Except as may be noted below, none of the Company’s directors or executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

Name	Principal Occupation and Five Year Business Experience	Age	Director Since (a)
Kevin C. Eichner	President and Chief Executive Officer of the Company since 2002; Vice Chairman of the Company since 1995; Chief Executive Officer, GenAmerica Financial Corporation (financial services) 2000-2002; Executive Vice President, General American 1997-2000; President, Collaborative Strategies (management consulting) 1983-1997.	53	1995

Paul J. McKee, Jr. (Chairman of the Board)	Chairman of the Company since 2001; Co-founder, Paric Corporation (design/build contracting business) 1979; Director, Paric Corporation (design/build contracting business) since 2002; Chief Executive Officer of Environmental Management Corp (environmental operations firm) 1982-2002; Advisory member of the Board, Environmental Management Corp since 2002; Chief Executive Officer of McEagle Development (real estate development and operations firm) since 1995.	58	2001

Peter F. Benoist	Executive Vice President of the Company and Chairman and Chief Executive Officer of the Bank since 2002; Executive Director, St. Louis Regional Housing and Community Development Alliance (RHCDA) 1999-2002; Regional Chairman, Firstar Corporation 1997-1999.	56	2002

Paul R. Cahn	President, Elan Polo Imports, Inc. (importer of women’s and children’s casual shoes) since 1976.	78	1996

William H. Downey	President & Chief Operating Officer, Kansas City Power & Light Company and Great Plains Energy Inc. (electric utilities) since 2003; Director, Great Plains Energy Inc. (NYSE: GXP) since 2003; President, Kansas City Power & Light Company 2000-2003; Executive Vice President, Great Plains Energy, Inc. 2002-2003; President, Unicom Electric Services (energy market and services) 1997-1999; Vice President, Commonwealth Edison Company (electric utility) 1982-1999.	59	2002

Robert E. Guest, Jr.	Partner, Benson & Guest LLP (law firm) since 1986.	49	2002

Ronald E. Henges	Chairman of the Board of the Company 1995-2001.	71	1995

Name	Principal Occupation and Five Year Business Experience	Age	Director Since (a)
Richard S. Masinton	Chief Administrative Officer and Chief Financial Officer, Russell Stover Candies (candy manufacturer) since 1997.	62	2000

Jerry McElhatton	President, Global Technology and Operations for Mastercard International (credit card services) since 1994.	65	2002

William B. Moskoff	President, Tyler Group (veterinary pharmaceuticals) since 1996.	61	1998

Birch M. Mullins	President, Lindbergh Warson Properties since 1988; Vice President of Duke Realty Investments (real estate) 1997-1998.	60	1996

James J. Murphy, Jr.	President and Chief Executive Officer, Murphy Company (mechanical specialty contracting firm) since 1979.	60	2002

Ted A. Murray	President of Grubb & Ellis/The Winbury Group (commercial real estate firm) since 1989.	55	2000

Stephen A. Oliver	President of SKO Automotive Group (owner of several car dealerships) since 1995.	57	2001

Robert E. Saur	Chairman and President, Conrad Properties (developer of commercial and residential real estate properties) since 1975.	60	1995

Henry D. Warshaw	President, Virtual Realty Enterprises (real estate investments) since 1998.	50	1996

James L. Wilhite	President, Stange Corporation (manufacturer of marketing and incentive items) since 1990.	70	1996

James A. Williams	Chief Executive Officer, Sunset Transportation (trucking brokerage and consulting firm) since 2002; President, Sunset Transportation (trucking brokerage and consulting firm) 1990-2002.	51	1996

(a)	Excludes the period served as director of Enterprise Bank prior to its reorganization into a wholly owned subsidiary of this Corporation in 1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

Director Compensation

In the past, the Company issued Stock Appreciation Rights (SARs) to Directors to compensate them for their service. However, in December 2001, the Company gave Directors who held SARs the opportunity to continue with the SAR program or forfeit their existing SARs in favor of receiving cash compensation on a per-meeting-attended basis. For Directors who chose to stay under the SAR Plan, the Company has the option to pay vested SARs either in the form of cash or the Company’s Common Stock. If the cash option was chosen, Directors receive cash payments which are currently set at $100 per board meeting and $50 per committee meeting attended beginning with the January 16, 2002 meeting and retroactive pay for meetings attended since the SARs were granted. Directors who are employees of the Company are not eligible to receive any form of compensation for their services as directors.

Directors, except Chairman McKee and any rotating members, who serve on the Executive Committee, Audit Committee or Compensation Committee, or serve as a Banking Unit Chairman, receive a monthly retainer of $500 in addition to the meeting fees noted above.

Chairman McKee serves under a consulting agreement from which he receives $40,000 annually.

Board and Committee Meetings

In November 2003, the Board adopted new charters for the Executive Committee, Audit Committee and Compensation Committee. The new charters clarify the authority and responsibilities of the various committees, as well as, the membership and quorum guidelines. In addition, the Board approved the formation and charter of a Nominating & Corporate Governance Committee.

All Committee members shall be appointed by the Board. In addition, the Board has established membership standards for each committee which require that a certain number of committee members must be “independent directors”, as that term is defined in Rule 4200 (a)(15) of the NASDAQ rules. Although the Company is not listed on NASDAQ, the Company has used NASDAQ’s independence criteria in making this judgment in accordance with applicable SEC rules.

The Board met 4 times in 2003. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2003 except Directors Henges and Saur.

Executive Committee. The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found at the Company’s website at www.enterprisebank.com. All actions by the committee are reported at the next regular Board of Directors meeting. In 2003, the committee met twice a month. In 2004, the committee will meet once a month, and additionally as necessary.

The Committee consists of at least five non-employee directors who are “independent directors” as defined in the NASDAQ standards. For the period January 2003 through November 2003, the Executive Committee, consisted of Directors McKee, Eichner, Benoist, Mullins, Oliver, Saur and Warshaw, and one additional director who served on a rotating basis for three meetings. Beginning in November 2003, Director Murphy joined the Executive Committee. The Executive Committee met 16 times in 2003.

Audit Committee. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent public accountants.

The Audit Committee has not at this time designated a “financial expert” as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such a designation. In addition, only recently have rules been issued by the Securities and Exchange Commission concerning financial experts. The Board is studying these rules. The Board may elect to designate a financial expert at any time.

The Committee shall consist of three or more directors who meet the NASDAQ independence standards. For the period January 2003 through November 2003, the Audit Committee consisted of Directors Masinton, Mullins and Moskoff. Beginning in November 2003, Directors McElhatton and Guest replaced Director Moskoff. The Audit Committee met four times in 2003.

In the opinion of the Company’s Board, none of the Directors on the Audit Committee has a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them are or have been for the past three years employees of the Company or the Bank, and none of their immediate family members are or have for the past three years been executive officers of the Company or the Bank. In the opinion of the Company’s board, each of the Directors on the Audit Committee are “independent directors”, as that term is defined in the NASDAQ rules.

As noted in the Audit Committee’s charter, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors.

Audit Committee Report. The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors which is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence, and discussed with the auditors their independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Richard S. Masinton	Jerry McElhatton	Robert E. Guest Jr.
Birch M. Mullins

The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the audit fees is compatible with maintaining the firm’s independence and concluded that it is compatible.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairman of the Audit Committee has authority to approve in advance all audit or non-audit services to be provided by the independent auditors if presented to the full Audit Committee at the next regularly scheduled meeting.

Principal Accounting Fees. The following table sets forth fees billed to the Company for the years ended December 31, 2003 and 2002 by the Company’s principal accounting firm KPMG LLP:

	December 31,
	2003	2002
Audit fees (1)	$127,200	$120,000
Audit related fees (2)	41,500	61,650
Tax fees (3)	74,158	136,197
All other fees	—	—

Total	$242,858	$317,847

(1)	Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters.
(2)	Includes fees for professional services rendered for the Trust Division of Enterprise Bank & Trust.
(3)	Includes professional services rendered for preparation of tax returns and consultation with the Company on various tax matters.

Financial Information Systems Design and Implementation Fees. KPMG LLP did not perform any services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2003.

Compensation Committee. The Compensation Committee reviews and recommends salaries, bonuses and benefits for officers and certain other employees of the Company. The charter for the Compensation Committee may be found at the Company’s website at www.enterprisebank.com. The Compensation Committee also supervises the operation of the Company’s compensation plans and reports back to the full Board.

The Committee shall consist of no fewer than three members who meet the NASDAQ independence standards and shall be outside directors within the meaning of section 162(m) of the Internal Revenue Code of 1986. For the period January 2003 through November 2003, the Compensation Committee consisted of Directors McKee, Mullins, Oliver, Saur and Warshaw. In November 2003, Directors McElhatton and Downey replaced Directors Oliver and Saur. The Compensation Committee met 16 times in 2003. None of the members of the Compensation Committee is or has been an officer or employee of the Company. During fiscal year 2003, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

Compensation Committee Report. The Compensation Committee submits the following report:

Mr. Eichner’s compensation as Chief Executive Officer is tied to the performance of the Company as a whole. His salary in calendar 2003 was $300,000 with a bonus of $369,150, or approximately 123% of his base salary. In addition, Mr. Eichner was granted 58,209 stock options in 2003. His bonus was based on the committee’s evaluation of his performance and the extent to which he met the committee’s expectations. At the beginning of each year, the Board and Mr. Eichner establish certain targeted financial and operating goals for that calendar year. The targets are consistent with the financial plan adopted by the Board and may include goals such as earnings per share, consolidated return on equity, asset quality and performance of specific units. Mr. Eichner’s bonus and any option grants are largely dependent upon meeting the targeted goals and objectives.

Each of the other executive officers of the Company develops similar goals and objectives each year that are tailored to his or her particular function within the Company. Like Mr. Eichner, the compensation and bonus awarded to each executive are largely dependent upon the fulfillment of their respective goals and objectives. Typically, the executive officers have goals that are unit specific, such as net operating income as defined, within a banking unit. They also have company-wide goals to increase shareholder value and the net worth of the Company. All factors, both financial and strategic, are taken into consideration when determining compensation. Compensation is also determined by employee performance, contribution to the Company, market comparability, Company performance, and other factors. Each executive officer’s compensation is comprised of salary, bonus, options and other benefits that are focused upon performance rather than longevity with the Company.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s chief executive officer and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation Committee intends to award executive compensation that meets the Section 162(m) deductibility requirements, subject to the Compensation Committee’s exercising its discretion to award non-deductible compensation when it considers it in the best interests of the Company and stockholders to do so.

Respectfully submitted by the Compensation Committee,
Paul J. McKee, Jr.	William H. Downey	Jerry McElhatton
Birch M. Mullins	Henry D. Warshaw

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was appointed by the Board in November 2003 to assist the Board in identifying and recommending qualified director nominees for election at the shareholders’ annual meeting. The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com. The Committee also helps determine membership on Board committees, recommends corporate governance guidelines and oversees an annual Board self-evaluation.

The Committee shall consist of no fewer than three directors who meet the NASDAQ independence standards. The Nominating and Corporate Governance Committee consists of Directors McKee, Cahn, Eichner, Henges, Murphy, Murray and Wilhite. The Committee met twice in 2003.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, shareholders and other persons. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees. Any shareholder nomination must be submitted in writing and should include the nominee’s name and qualifications and be addressed to the Secretary, Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105. There are no nominees for election to the Company’s Board of Directors at the 2004 annual meeting of shareholders other than directors standing for re-election.

Shareholders may communicate directly to the Board of Directors by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

Code of Ethics and Business Conduct. The Company has recently adopted a Code of Ethics applicable to its Chief Executive Officer and senior financial officers. A copy of the Code of Ethics has been filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Executive Officers

Name	Principal Occupation and Five Year Business Experience	Age
Kevin C. Eichner	President and Chief Executive Officer of the Company since 2002; Vice Chairman of the Company since 1995; Chief Executive Officer, GenAmerica Financial Corporation (financial services) 2000-2002; Executive Vice President, General American 1997-2000; President, Collaborative Strategies (management consulting) 1983-1997.	53

Peter F. Benoist	Executive Vice President of the Company and Chairman and Chief Executive Officer of the Bank since 2002; Executive Director, St. Louis Regional Housing and Community Development Alliance (RHCDA) 1999-2002; Regional Chairman, Firstar Corporation 1997-1999.	56

C. Duncan Burdette	Senior Credit Officer of the Bank since 2000; Senior Credit Officer, Mercantile Bank, Kansas City 1999; Senior Credit Officer, Mercantile Bank, Community Banking 1997-1998.	45

Stephen P. Marsh	President and Senior Lender, St. Louis Region of the Bank since 2003; President and Senior Loan Officer of Southwest Bank of St. Louis 1994-2003.	48

Frank H. Sanfilippo	Chief Financial Officer of the Company since 2001; Executive Vice President and Chief Financial Officer of First Banks, Inc 1999-2001; Senior Vice President and Director of Management Accounting, Mercantile Bancorporation Inc. 1997-1999.	41

Jack L. Sutherland	President and Chief Operating Officer of the Bank since 2000; President, Kansas City Region of the Bank since 2000; President, Aurora Products (manufacturer) 1999; Vice Chairman Mercantile Bank Kansas City 1997-1998.	60

Paul L. Vogel	President of Enterprise Trust (financial planning and trust division of the Bank) since 1998.	37

James C. Wagner	Executive Vice President of the Company since 2001; Chief Financial Officer of the Company 1997-2001.	38

Executive Compensation

The following table shows the compensation paid to the Company’s Chief Executive Officer and the four other most highly paid executive officers of the Company, including its subsidiary, Enterprise Bank & Trust, for the years ended December 31, 2003, 2002 and 2001. The individuals listed in this table are known as “named executive officers”.

Name	Year	Annual Compensation			Long Term Compensation Awards	All Other Compensation (2)
		Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options/SARs
Kevin C. Eichner (3)	2003	$300,000	$369,150	$6,000	58,209	$52,933
	2002	$150,000	$150,100	$3,000	82,905	$1,175
	2001	N/A	N/A	N/A	5,000	N/A
Peter F. Benoist (4)	2003	$250,000	$250,150	$6,000	37,313	$9,940
	2002	$62,500	$50,050	$1,500	50,000	—
	2001	N/A	N/A	N/A	N/A	N/A
C. Duncan Burdette	2003	$174,750	$104,650	$6,000	9,795	$15,659
	2002	$171,062	$80,990	$6,000	8,000	$17,914
	2001	$160,000	$27,200	$6,000	7,500	$4,129
Jack L. Sutherland	2003	$257,500	$128,650	$7,200	18,657	$14,623
	2002	$259,187	$118,525	$7,200	12,000	$15,779
	2001	$261,250	$28,000	$7,200	10,000	$3,848
Paul L. Vogel (5)	2003	$96,000	$1,483	$720,208	10,634	$17,475
	2002	$8,125	$12,650	$333,607	4,000	$19,610
	2001	$136,250	$0	$289,807	5,000	$5,993
(1)	Includes referral fee income, commissions and car allowance, when applicable.
(2)	Includes split dollar life insurance premium, long-term disability premium, company 401(k) match deferrals and club membership dues, when applicable.
(3)	Kevin C. Eichner became President and Chief Executive Officer on July 1, 2002. Prior to becoming President and Chief Executive Officer, Mr. Eichner served as Vice-Chairman of the Company. A discussion of the terms of Mr. Eichner’s employment agreement is presented below.
(4)	Peter F. Benoist became Executive Vice President of the Company on October 1, 2002. A discussion of the terms of Mr. Benoist’s employment agreement is presented below.
(5)	In 2001, Mr. Vogel’s compensation changed to a primarily incentive-based structure. Mr. Vogel is paid a share of both the gross revenue and net operating income generated in the Trust advisory division.

Options/SAR Grants in Fiscal 2003

The following table sets forth information concerning the individual grants of stock options to each of the named executive officers during 2003. The exercise price per share of each option was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors. The Company has never granted stock appreciation rights (SARs) to any of the named executive officers. The potential realizable value is calculated based on the term of the options at its time of grant and an assumed rate of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the Company and the date on which the options are exercised.

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Kevin C. Eichner	58,209	14.0%	$13.40	5/13/2013	$490,538	$1,243,120
Peter F. Benoist	37,313	9.0%	$13.40	5/13/2013	$314,444	$796,862
C. Duncan Burdette	9,795	2.4%	$13.40	5/13/2013	$82,544	$209,183
Jack L. Sutherland	18,657	4.5%	$13.40	5/13/2013	$157,226	$398,442
Paul L. Vogel	10,634	2.6%	$13.40	5/13/2013	$89,615	$227,101

Aggregated Option/SAR Exercises in 2003 and Year End Option/SAR Values

The following table sets forth certain information regarding the number and value of unexercised options held by each of the named executive officers as of December 31, 2003. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options/SARs at Fiscal Year End” are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of the Company’s common stock on December 31, 2003 and the per share option exercise price.

	Shares Exercised		Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/ SARs at Fiscal Year End
Name	Number of Shares Acquired On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin C. Eichner	—	—	62,635	118,479	$394,485	$301,444
Peter F. Benoist	—	—	16,667	70,646	$62,501	$147,387
C. Duncan Burdette	—	—	10,600	24,695	$13,150	$41,602
Jack L. Sutherland	—	—	18,400	42,257	$18,000	$60,694
Paul L. Vogel	—	—	59,800	18,834	$223,700	$25,930

Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of December 31, 2003. Information is included for both equity compensation plans approved by the Company shareholders and equity compensation plans not approved by the Company shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)
Equity compensation plans approved by the Company’s shareholders	1,511,103	$10.75	336,618
Equity compensation plans not approved by the Company’s shareholders	—	—	—
Total	1,511,103(1)	$10.75	336,618(2)

1)	Includes the following:

a)	13,200 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1990 Stock Incentive Plan (Plan II);
b)	386,200 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1996 Stock Incentive Plan (Plan III);
c)	558,800 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1999 Stock Incentive Plan (Plan IV);
d)	459,367 shares of common stock to be issued upon exercise of outstanding stock options granted under the 2002 Stock Incentive Plan (Plan V);
e)	4,286 shares of common stock to be issued upon exercise of outstanding stock options granted under a stock option plans inherited with the Commercial Guaranty Bank merger in 2000.
f)	89,250 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Nonqualified plan.

2)	Includes the following:

a)	2,100 shares of common stock available for issuance under the 1996 Stock Incentive Plan (Plan III);
b)	16,800 shares of common stock available for issuance under the 1999 Stock Incentive Plan (Plan IV);
c)	290,633 shares of common stock available for issuance under the 2002 Stock Incentive Plan (Plan V);
d)	20,335 shares of common stock available under stock option plans inherited with the Commercial Guaranty Bank merger in 2000.
e)	6,750 shares of common stock available for issuance under the 1998 Nonqualified Plan.

Employment Agreements

Executive Employment Agreement with Mr. Eichner. The Company entered into an Executive Employment Agreement with Mr. Eichner dated July 1, 2002 (the “Eichner Agreement”). The following is intended to be a general summary of the provisions of the Eichner Agreement. The agreement specifies that Mr. Eichner will serve as the President and Chief Executive Officer of the Company for an initial term of three years. The term may be extended by mutual written agreement of Mr. Eichner and the Company. The duties and responsibilities of Mr. Eichner are specifically identified in the Eichner Agreement and are believed to be consistent with the duties and responsibilities of someone in that position for a financial services company.

The Eichner Agreement provides that Mr. Eichner will receive a minimum annual base salary of $300,000 and is further entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company as determined by the Compensation Committee. Mr. Eichner is entitled to receive a draw against his annual targeted bonus, provided that the Board of Directors may reduce or eliminate such draw based on its evaluation of his progress in meeting his established targets.

The Eichner Agreement also grants to Mr. Eichner stock options for 82,905 common shares at $9.30 per share. Options will vest and become exercisable at the rate of 27,635 shares per year starting on June 30, 2003 through June 30, 2005. Mr. Eichner will also be eligible for additional stock option grants annually as determined by the Board of Directors under plans amended or adopted by the Company from time to time.

The Eichner Agreement provides no exact termination date, but provides for various potential circumstances for termination by the Company or Mr. Eichner. These circumstances include mutual agreement, by the Company for “cause” (as defined in the Eichner Agreement), by the Company without cause at any time (as defined in the Eichner Agreement), by the Company due to Mr. Eichner’s disability (as defined in the Eichner Agreement), and by Mr. Eichner in connection with a “change of control” (as defined in the Eichner Agreement).

The method of termination determines the amount of compensation, if any, due to Mr. Eichner in connection with such termination. Generally, Mr. Eichner is entitled to payment of salary and bonus through his date of termination. If the Company terminates him “other than for cause”, he shall be paid as severance compensation his base salary through the remaining period of the Eichner Agreement or the one-year period commencing on the termination date (whichever period is shorter) plus any accrued and unpaid bonus. If he is terminated in connection with a “change of control”, Mr. Eichner is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus. In the event of Mr. Eichner’s death, the Company is obligated to pay him his annual salary and bonus through the date of death.

The Eichner Agreement also includes certain restrictive covenants that limit Mr. Eichner’s ability to compete with the Company or to divulge certain confidential information concerning the Company during his period of employment and for a period of 12 months after termination of his employment.

Executive Employment Agreement with Mr. Benoist. The Company entered into an Executive Employment Agreement with Mr. Benoist dated October 1, 2002 (the “Benoist Agreement”). The following is intended to be a general summary of the provisions of the Benoist Agreement. The agreement specifies that Mr. Benoist will serve as Executive Vice President of the Company, and the Chairman and Chief Executive Officer of the Company’s subsidiary, Enterprise Bank & Trust, for an initial term of three years. The term may be extended by mutual written agreement of Mr. Benoist and the Company. The duties and responsibilities of Mr. Benoist are specifically identified in the Benoist Agreement and are believed to be consistent with the duties and responsibilities of someone in that position for a financial services company.

The Benoist Agreement provides that Mr. Benoist will receive a minimum annual base salary of $250,000 and is further entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the Executive Vice President of the Company as determined by the Compensation Committee.

The Benoist Agreement also grants to Mr. Benoist stock options for 50,000 common shares at $10.25 per share. Options will vest and become exercisable at the rate of 16,667 shares per year starting on October 1, 2003 through October 1, 2005. Mr. Benoist will also be eligible for additional stock option grants annually as determined by the Board of Directors under plans amended or adopted by the Company from time to time.

The Benoist Agreement provides no exact termination date, but provides for various potential circumstances for termination by the Company or Mr. Benoist. These circumstances include mutual agreement, by the Company for “cause” (as defined in the Benoist Agreement), by the Company without cause at any time (as defined in the Benoist Agreement), by the Company due to Mr. Benoist’s disability (as defined in the Benoist Agreement), and by Mr. Benoist in connection with a “change of control” (as defined in the Benoist Agreement).

The method of termination determines the amount of compensation, if any, due to Mr. Benoist in connection with such termination. Generally, Mr. Benoist is entitled to payment of salary and bonus through his date of termination. If the Company terminates him “other than for cause”, he shall be paid as severance compensation his base salary through the remaining period of the Benoist Agreement or the one-year period commencing on the termination date (whichever period is shorter) plus any accrued and unpaid bonus. If he is terminated in connection with a “change of control”, Mr. Benoist is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus. In the event of Mr. Benoist’s death, the Company is obligated to pay him his annual salary and bonus through the date of death.

The Benoist Agreement also includes certain restrictive covenants that limit Mr. Benoist’s ability to compete with the Company or to divulge certain confidential information concerning the Company during his period of employment and for a period of 12 months after termination of his employment.

Other employment agreements. Except for Mr. Burdette, each of the named executive officers, serves pursuant to an Employment Agreement with the Company. The Agreements do not have specific termination dates other than death or disability of the officer. In the event of a termination for cause, (as defined) the officer will only be entitled to payment of base salary through the date of termination. If the officer (i) is terminated without Cause, (ii) is not offered employment after a Change of Control or (iii) voluntarily resigns, he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation (or, in Mr. Vogel’s case, he is paid at an annual rate which approximates his average monthly compensation for 12 full calendar months preceding termination) for the two most recent years prior to termination. The two-year payment period is designed to coincide with the non-compete covenants in the agreements, which provide that the officer will not, for the period of employment and two years thereafter, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.

Transactions with Management

Some of the directors and officers of the Company and of its subsidiary bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2003, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $24,600,000.

Performance Graph

The Common Stock of the Company is not listed or traded on an exchange. It is, however, traded over the counter and quoted on the NASDAQ Bulletin Board. The following graph depicts the cumulative total shareholder return on the Company’s Common Stock from December 31, 1998 through December 31, 2003. The graph compares the Common Stock of the Company with the NASDAQ Stock Market Composite Index for United States Companies and an industry peer group. The peer group is determined using SIC code 6710, a group of bank and financial holding companies, which are NASDAQ traded and are similar in nature to the Company. The comparisons reflected in the graph, however, are not intended to forecast the future performance of the Common Stock of the Company and may not be indicative of such future performance. The graph assumes an investment of $100.00 in the Common Stock and each index on December 31, 1998 and the reinvestment of all dividends. The beginning stock price for the Company’s Common Stock was $10.17 per share on December 31, 1998 and the ending price was $14.00 per share on December 31, 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Enterprise Financial	100.0	177.2	155.8	112.5	123.1	138.7
Nasdaq Market	100.0	185.4	111.8	88.8	61.4	91.8
Peer Group	100.0	95.8	112.5	123.1	125.9	144.4

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.
D.	The index level for all series was set to $100.00 on December 31, 1998.
E.	Data for Enterprise Financial Services Corp was provided by the Company based upon periodic trading data.
F.	Market and Peer Group data was supplied by The University of Chicago Graduate School of Business, Center for Research in Security Prices.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management

The following table sets forth, as of March 10, 2004, certain information regarding ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company’s Common Stock (ii) each director of the Company, the named executive officers, and (iii) all directors and executives officers as a group. As of March 10, 2004 there were 9,670,532 shares of Common Stock outstanding.

Beneficial Owner	Number of Shares	Percentage Ownership (1)(2)
Kevin C. Eichner (3) (4) (5) 150 N. Meramec St. Louis, MO 63105	546,994	5.7%
Ronald E. Henges (3) (4) (6) (7)	387,656	4.0%
Paul R. Cahn (8)	325,629	3.4%
Paul J. McKee, Jr. (3), (9)	194,095	2.0%
Robert E. Guest, Jr. (6) (10)	185,716	1.9%
William B. Moskoff (11)	144,077	1.5%
Robert E. Saur (12)	132,435	1.4%
Peter F. Benoist (3) (13)	108,867	1.1%
Paul L. Vogel (3) (4) (14)	79,431	*
Henry D. Warshaw (3) (15)	76,317	*
James J. Murphy, Jr. (16)	73,615	*
Birch M. Mullins (17)	54,550	*
Richard S. Masinton (18)	43,621	*
Jack L. Sutherland (3) (4) (19)	42,252	*
James L. Wilhite (20)	38,163	*
C. Duncan Burdette (3) (21)	30,208	*
Ted A. Murray (22)	24,383	*
Stephen A Oliver (23)	20,750	*
James A. Williams (24)	19,520	*
Jerry McElhatton (25)	16,000	*
William H. Downey (26)	8,000	*
All Directors and Executive Officers as a Group (24 persons)	2,529,018	26.2%

*	Less than 1%

(1)	Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 274,439 shares of Common Stock.
(2)	Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.
(3)	Includes options outstanding and exercisable as of March 10, 2004, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 62,635 shares; Mr. Henges, 33,000 shares; Mr. McKee 2,000 shares; Mr. Benoist, 16,667 shares; Mr. Vogel, 59,800 shares; Mr. Warshaw, 24,537 shares; Mr. Sutherland, 18,400 shares; Mr. Burdette, 10,600 shares; all directors and named executive officers as a group, 227,639 shares.
(4)	Represents shares held by EBSP III, LLC which total 63,707 shares. Mr. Eichner, Mr. Henges, Mr. Vogel and Mr. Sutherland each own 1/7th interest in the LLC. Ownership for Messrs. Henges, Vogel and Sutherland include their respective 1/7th interest or 9,101 shares. Ownership for Mr. Eichner includes 63,707 shares.
(5)	Includes 294,650 shares held by Meramec Enterprise Holdings, LLC as to which Mr. Eichner has sole voting and investment power. Includes 38,550 shares held in the name of Mr. Eichner in which he has sole voting and investment power and 87,452 shares held in Mr. Eichner’s trust in which he has sole voting and investment power.
(6)	Represents shares held by Henges Equity L.P. which total 307,995 shares. Mr. Henges is the General Partner and Mr. Guest is the Successor General Partner. Ownership for Mr. Henges includes 307,995 shares. Ownership for Mr. Guest includes 102,665 shares held by the spouse of Mr. Guest as to which Mr. Guest has shared voting and investment power.
(7)	Includes 5,000 shares in an Individual Retirement Account for the benefit of Mr. Henges as to which Mr. Henges has sole voting and investment power; and 32,560 held in trust for the benefit of Mr. Henges as to which Mr. Henges has sole voting and investment power.
(8)	Includes 15,000 shares held in trust for the benefit of Mr. Cahn’s spouse, as to which Mr. Cahn has shared voting and investment power; 1,000 shares held by the spouse of Mr. Cahn as to which Mr. Cahn has shared voting and investment power; and 309,629 shares held of record by Cahn Family Partnership, L.P., as to which Mr. Cahn has shared voting and investment power.
(9)	Includes 1,730 shares held in a trust for the benefit of Mr. McKee as to which Mr. McKee has sole voting and investment power; 151,387 shares held in a trust for the benefit of Mr. McKee’s spouse as to which Mr. McKee has shared voting and investment power; and 38,978 shares held in an Individual Retirement Account for the benefit of Mr. McKee as to which Mr. McKee has sole voting and investment power.
(10)	Includes 36,000 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 3,020 shares held in the name of Mr. Guest as to which Mr. Guest has sole voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; 35,811 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power. Excludes 205,330 shares held in a trust as to which Mr. Guest is an administrative co-trustee.
(11)	Includes 124,077 shares held of record by Vasil’s L.P., of which Mr. Moskoff is the General Partner and has shared voting and investment power and 20,000 in an Individual Retirement Account for the benefit of Mr. Moskoff as to which Mr. Moskoff has sole voting and investment power.
(12)	Includes 60 shares held in the name of Mr. Saur as to which Mr. Saur has sole voting and investment power; 116,940 shares held in a trust for the benefit of Mr. Saur as to which Mr. Saur has sole voting and investment power; and 15,435 shares held in a family partnership as to which Mr. Saur has shared voting and investment power.
(13)	Includes 92,200 shares held jointly by Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power.
(14)	Includes 2,027 shares held in an Individual Retirement Account (SEP) for the benefit of Mr. Vogel as to which Mr. Vogel has sole voting and investment power; and 8,503 shares held in a trust account for the benefit of Mr. Vogel as to which Mr. Vogel has sole voting and investment power.
(15)	Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, as to which Mr. Warshaw has sole voting and investment power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, as to which Mr. Warshaw has shared voting and investment power; and 60 shares in the name of Mr. Warshaw as to which Mr. Warshaw has sole voting and investment power.

(16)	Includes 73,615 shares held in the name of Mr. Murphy as to which Mr. Murphy has sole voting and investment power.
(17)	Includes 53,550 shares held in the name of Mr. Mullins as to which Mr. Mullins has sole voting and investment power and 1,000 shares held in trust for the benefit of Mr. Mullins as to which Mr. Mullins has sole voting and investment power.
(18)	Includes 857 shares held in a trust of the spouse of Mr. Masinton, for the benefit of the spouse of Mr. Masinton, as to which Mr. Masinton has shared voting and investment power; 500 shares held in an Individual Retirement Account for the benefit of Mr. Masinton as to which Mr. Masinton has sole voting and investment power; and 42,264 shares held in a trust for the benefit of Mr. Masinton as to which Mr. Masinton has sole voting and investment power.
(19)	Includes 7,143 shares held jointly by Mr. Sutherland and his spouse as to which he has shared voting and investment power and 7,608 shares held in the name of Mr. Sutherland in which he has sole voting and investment power.
(20)	Includes 1,950 shares held in a trust for the benefit of the spouse of Mr. Wilhite of which the spouse of Mr. Wilhite is trustee, and Mr. Wilhite has shared voting and investment power; 3 shares in the name of Mr. Wilhite as to which Mr. Wilhite has sole voting and investment power; 15,500 shares held in Mr. Wilhite’s trust in which he has sole voting and investment power; 4,000 shares held of record by the Wilhite Family Partnership, L.P., as to which Mr. Wilhite has shared voting and investment power; and 16,710 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has sole voting and investment power.
(21)	Includes 19,608 shares held in the name of Mr. Burdette as to which Mr. Burdette has sole voting and investment power.
(22)	Includes 13,885 shares held in a trust of the spouse of Mr. Murray for the benefit of the spouse of Mr. Murray as to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Murray as to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of Mr. Murray as to which Mr. Murray has sole voting and investment power; 6,428 shares held in the name of Mr. Murray as to which Mr. Murray has sole voting and investment power; and 1,500 shares held jointly with his spouse as to which Mr. Murray has shared voting and investment power.
(23)	Includes 19,000 shares held jointly by Mr. Oliver and his spouse as to which Mr. Oliver has shared voting and investment power; 525 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Oliver as to which Mr. Oliver has shared voting and investment power; 1,225 shares held in an Individual Retirement Account for the benefit of Mr. Oliver as to which Mr. Oliver has sole voting and investment power.
(24)	Includes 2,535 shares held in an Individual Retirement Account for the benefit of Mr. Williams as to which Mr. Williams has sole voting and investment power; 11,985 shares held in the name of Mr. Williams in which Mr. Williams has sole voting and investment power and 5,000 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has shared voting and investment power.
(25)	Includes 16,000 shares held jointly by Mr. McElhatton and his spouse as to which Mr. McElhatton has shared voting and investment power.
(26)	Includes 8,000 shares held in name of Mr. Downey as to which Mr. Downey has sole voting and investment power.

INDEPENDENT PUBLIC ACCOUNTANTS—(Proposal No. 2)

The Company engaged KPMG LLP to audit the Company’s financial statements for the fiscal years ended December 31, 2003, 2002 and 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has selected KPMG LLP to be the independent public accountants for calendar year 2004 and recommends that the shareholders ratify the appointment of the auditors. Although shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, shareholder ratification of the appointment or reappointment of independent public accountants. If the shareholders do not ratify the selection of KPMG LLP, the Audit Committee will review the selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2003, or written representations from certain reporting persons, we believe that all reporting persons except Mr. Downey, Mr. Masinton, Mr. Murray and Mr. Oliver made all filings required by Section 16(a) in a timely manner. Mr. Downey failed to file a Form 4 reporting purchases of Company shares. Messrs. Masinton and Murray failed to file Form 4’s reporting stock option exercises. Mr. Oliver failed to file a Form 4 reporting sales of Company shares. All have since filed the required Form 4.

PROPOSALS OF STOCKHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming Shareholders’ meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received at the Company’s principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before December 6, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgement as to the best interests of the Company on such matters.

By Order of the Board of Directors,

/s/    Karen K. Sher

Karen K. Sher, Secretary

Appendix A

ENTERPRISE FINANCIAL SERVICES CORP

AUDIT COMMITTEE CHARTER

COMMITTEE’S PURPOSE

The Audit Committee (Committee) is appointed by the Board of Directors (Board) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent auditors, and (5) the business practices and ethical standards of the Company. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, and (b) the preparation of the report that the Securities and Exchange Commission (Commission) requires to be included in the Company’s annual proxy statement. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditor.

COMMITTEE MEMBERSHIP

Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full Board. To be considered independent, each Committee member must meet the independence requirements of the NASDAQ Stock Market, Inc. (NASDAQ) listing standards as approved by the Commission, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission. Determination of independence shall be made by the Board in the exercise of its business judgment. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Financial Literacy. All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to applicable law and NASDAQ rules.

COMMITTEE COMPOSITION

The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.

Chairman. Nominated by Nominating and Governance Committee. Elected by full Board.

MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE

The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the CFO to make such funds available. As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. Without limiting the generality of the foregoing, the Audit Committee shall:

Financial Statement And Disclosure Matters

1.	Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements. In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Review and discuss reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter.

4.	Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Review with the independent auditor any audit problems or difficulties and management’s response, including, but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restriction on the access of the independent auditor to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise). The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form l0-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61-Communication with Audit Committees.

10.	Prepare the Audit Committee report that the Commission requires to be included in the Company’s annual proxy statement and review the matters described in such report.

11.	Obtain quarterly assurances from the senior internal auditing executive and management that the system of internal controls is adequate and effective. Obtain annually a report from the independent auditor, with attestation, regarding management’s assessment of the effectiveness of the internal control structure and procedures for financial reporting.

Responsibility For The Company’s Relationship With The Independent Auditor

12.	Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent auditors employed by the Company. The independent auditor shall report directly to the Audit Committee. If the appointment of the independent auditors is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditors.

13.	Review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting such review, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor’s independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws. In addition, the Committee shall consider the advisability of regularly rotating the audit firm in order to maintain the independence between the independent auditor and the Company.

14.	Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent auditors. The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services. The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company’s internal audit department personnel who will assist in the audit.

16.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Oversight Of The Company’s Internal Audit Function

17.	Review the appointment and replacement of the senior internal auditing executive.

18.	Review the activities and organizational structure of the internal auditing department and the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

Compliance Oversight Responsibility

20.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

21.	Obtain reports from management and the Company’s senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review disclosures required to be made under the securities laws of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

22.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain a system for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

23.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24.	Review at least annually legal matters with the Company’s counsel that may have a material impact on the financial statements, the Company’s compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquiries received from regulators or governmental agencies.

Other

25.	Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

26.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

27.	Perform an annual performance self-evaluation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please date, sign and return this Proxy card by mail, postage prepaid.

Date: , 2004

Sign Here:

__________________________

(Please sign exactly as name appears on the label for this mailing. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THIS PROXY.

ENTERPRISE FINANCIAL SERVICES CORP

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2004

The undersigned hereby appoints Paul J. McKee, Jr and Kevin C. Eichner and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of Enterprise Financial Service Corp (the “Company”) that the undersigned signatory hereof would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri on Wednesday, April 21, 2004 at 4:00 p.m. and adjournment or postponement thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.	ELECTION OF DIRECTORS

Election of 18 directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

☐ FOR all nominees listed below (Except as marked to the contrary below)				☐ WITHHOLD AUTHORITY to vote FOR all nominees as listed below

☐	Paul J. Mckee, Jr.	☐	Kevin C. Eichner	☐	Peter F. Benoist	☐	Paul R. Cahn	☐	William H. Downey
☐	Robert E. Guest, Jr.	☐	Ronald E. Henges	☐	Richard S. Masinton	☐	Jerry McElhatton	☐	William B. Moskoff
☐	Birch M. Mullins	☐	James J. Murphy, Jr.	☐	Ted A. Murray	☐	Stephen A. Oliver	☐	Robert E. Saur
☐	Henry D. Warshaw	☐	James L. Wilhite	☐	James A. Williams

INSTRUCTIONS: You may vote for all directors by marking where indicated above “FOR all nominees listed below”, withhold your vote until the meeting by marking where indicated above “WITHHOLD AUTHORITY to vote” or vote for individual director(s) by marking next to each name the number of votes to be cast for that person.

2.	Ratification and Approval of KPMG LLP as auditors for the year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN